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                                                                    Exhibit 8.1


              [Letterhead of Atlas Pearlman Trop & Borkson, P.A.]



                                                             May 26, 1998


CompScript, Inc.
1225 NW Broken Sound Parkway
Boca Raton, FL 33481

Ladies and Gentlemen:

     We have acted as counsel to CompScript, Inc. ("CompScript"), a Florida corporation, in connection with its Proxy Statement/Prospectus (the "Proxy Statement") forming a part of the Registration Statement on Form S-4 (the "Registration Statement") of Omnicare, Inc. ("Omnicare").

     For purposes of this opinion, we have reviewed the discussion set forth in the Proxy Statement under the caption "Certain Federal Income Tax Consequences of the Merger" (the "Tax Discussion"). We have also reviewed a copy of the Agreement and Plan of Merger between CompScript, Omnicare and CSI Acquisition Corp. dated February 23, 1998, as amended, as filed as Appendix A to the Proxy Statement (the "Merger Agreement"), the exhibits and schedules to the Merger Agreement, and such certificates and other documents we have deemed necessary or advisable for the purpose of expressing the opinion contained herein.

     With respect to the documents which we have reviewed, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have also assumed that the transactions described in the Merger Agreement will be consummated in the manner contemplated thereby.

     Based upon and subject to the accuracy of the foregoing, we are of the opinion that the Tax Discussion is true and accurate in all material respects.

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CompScript, Inc.
May 21, 1998
Page 2



     We are admitted to the Bar of the State of Florida and express no opinion as to the laws of any other jurisdiction, other than the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "The Merger -- Certain Federal Income Tax Consequences" and "Legal Opinions" in the Proxy Statement. In providing our consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,


                                      /s/ Atlas, Pearlman, Trop & Borkson, P.A.
                                      -----------------------------------------
                                        ATLAS, PEARLMAN, TROP & BORKSON, P.A.